UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2005

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Form 8-K/A is being filed to correct a portion of the description of Mr. Massengill's employment agreement included in a Form 8-K filed on August 26, 2005. Such Form 8-K reported, among other things, the terms of modifications made to outstanding stock options and restricted shares held by Mr. Massengill, Chairman of the Board. The 8-K stated that (a) provided that Mr. Massengill remains employed by Western Digital through January 1, 2007, any of his outstanding stock options and any of his restricted shares that are scheduled to vest after January 1, 2007 and on or before July 31, 2007 will accelerate and become vested on January 1, 2007 and (b) with respect to the accelerated options, Mr. Massengill will have until the later of (i) January 1, 2010, or (ii) the time the options would have otherwise expired or been terminated in accordance with the termination of employment rules otherwise applicable to the options (but in no event later than the expiration date of the options) to exercise those options. A corrected copy of Mr. Massengill's employment agreement, a copy of which is attached hereto as Exhibit 10.1, provides that the extended exercise period described above applies to all outstanding vested options held by Mr. Massengill as of January 1, 2007, including the accelerated options.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement, dated as of August 25, 2005, between Western Digital Corporation and Matthew E. Massengill.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

October 25, 2005	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 25, 2005, between Western Digital Corporation and Matthew E. Massengill